Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4 of First Community Bancshares, Inc. of our report dated February 29, 2012 relating to our audit of the financial statements of Peoples Bank of Virginia as of and for the year ended December 31, 2011, included in this registration statement.

Winchester, Virginia

March 30, 2012